Exhibit 99.3

ACCESS MIDSTREAM PARTNERS, L.P.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

ACCESS MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements present the impact on Access Midstream Partners, L.P.’s (collectively with its consolidated subsidiaries, the “Partnership”) results of operations and financial position attributable to the pending acquisition of Chesapeake Midstream Operating, L.L.C. (“CMO”) from Chesapeake Midstream Development, L.L.C. (“CMD”), an indirect wholly owned subsidiary of Chesapeake Energy Corporation (“CHK”) pursuant to that certain Unit Purchase Agreement dated as of December 11, 2012 (the “Unit Purchase Agreement”). At the closing of the transaction, which is scheduled to occur on or before December 31, 2012, the Partnership will acquire CMD’s 100% ownership interest in CMO, which owns and operates gas gathering, processing, and related assets in the Eagle Ford, Utica, Niobrara, Haynesville and Marcellus basins. The unaudited pro forma condensed consolidated financial statements also present the impact on Partnership’s acquisition of Appalachia Midstream Services, LLC (“AMS”) on December 31, 2011.

This acquired business is referred to as “CMO,” and the acquisition is referred to as the “CMO Acquisition.” The total consideration to be paid by the Partnership, which is subject to certain post-closing adjustments, is $2.16 billion. The Partnership operates the assets primarily under fixed fee gathering agreements.

The acquisition of CMO will be recorded at fair value, with certain adjustments made in order to reasonably reflect substantially all of the costs of doing business. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 are based upon the historical consolidated financial statements of the Partnership, the preliminary purchase price allocated to CMO and the historical results of operations of CMO. The unaudited pro forma condensed consolidated statements of operations the year ended December 31, 2011, are based upon the historical consolidated financial statements of the Partnership, the preliminary purchase price allocated to CMO and the historical results of operations of CMO and AMS.

The unaudited pro forma condensed consolidated financial statements have been prepared as if the CMO Acquisition occurred on January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2012 and have been prepared as if the CMO and AMS Acquisitions occurred on January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the CMO Acquisition occurred on September 30, 2012. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes, except for the Texas margin tax on the portion of the Partnership’s pro forma income that is allocable to Texas. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2—Pro forma adjustments. The following financial statements are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) CMO’s historical unaudited financial statements as of and for the nine months ended September 30, 2012 and 2011 set forth in Exhibit 99.1 of this Current Report on Form 8-K; (ii) CMO’s historical financial statements as of and for year ended December 31, 2011 set forth in Exhibit 99.2 of this Current Report on Form 8-K; (iii) the Partnership’s audited historical consolidated financial statements as of and for year ended December 31, 2011 set forth in its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission; (iv) the Partnership’s unaudited historical condensed consolidated financial statements as of and for the nine months ended September 30, 2012, set forth in its Quarterly Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission and (v) the unaudited condensed consolidated financial statements of AMS as of September 30, 2011 and December 31, 2010 and for the nine months ended September 30, 2011 and 2010 and the consolidated financial statements of AMS as of and for the year ended December 31, 2010 (incorporated by reference to the Partnership’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 14, 2012).

The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the purchase of CMO and AMS by the Partnership.

ACCESS MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired CMO on the dates indicated nor are they indicative of the future operating results of the Partnership.

ACCESS MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(Unaudited, $ in thousands)

		Chesapeake
		Midstream
	Partnership	Operating	Pro Forma		Partnership
	Historical	(a)	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$20	$13,546	$—		$13,566
Accounts receivable	63,060	93,756	(7,575	)(b)	172,951
			23,710	(c)
Other current assets	21,615	7,011	(6,445	)(b)	22,181

Total current assets	84,695	114,313	9,690		208,698

Property, plant and equipment:
Gathering systems	3,103,301	2,166,366	(497,188	)(b)	4,763,993
			(8,486	)(d)
Other fixed assets	63,655	38,257	(14,258	)(d)	87,654
Less: Accumulated depreciation	(552,046)	(111,509)	111,509	(d)	(552,046)

Total property, plant and equipment, net	2,614,910	2,093,114	(408,423)		4,299,601

Investments in unconsolidated affiliates	1,068,681	123,392	(15,736	)(b)	1,176,337
Intangible customer relationships, net	150,148	—	423,843	(d)	573,991

Deferred loan costs, net	31,808	—	17,155	(e)	48,963

Total assets	$3,950,242	$2,330,819	$26,529		$6,307,590

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$9,473	$33,290	$(3,705	)(b)	$62,335
			23,277	(d)
Current income tax liabilities	—	348,568	(348,568	)(b)	—
Accrued liabilities	117,688	178,086	(51,919	)(b)	243,855

Total current liabilities	127,161	559,944	(380,915)		306,190

Long-term liabilities:
Long-term debt	1,374,500	—	1,000,000	(f)	2,374,500
Deferred income tax liabilities	—	405,133	(405,133	)(b)	—
Other liabilities	3,459	2,105	(330	)(b)	5,234

Total long-term liabilities	1,377,959	407,238	594,537		2,379,734

Commitments and contingencies
Equity:
Common units (113,335,768 issued and outstanding at September 30, 2012)	1,547,480	—	1,161,776	(f)	2,686,151
			(23,105	)(b)
Subordinated units (69,076,122 issued and outstanding at September 30, 2012)	854,506	—	(19,899	)(b)	834,607
General partner interest	43,136	—	23,154	(c)	66,290
Owner’s equity	—	1,329,407	(1,329,407	)(b)	—
Noncontrolling interest	—	34,230	—		34,230

Total equity	2,445,122	1,363,637	(187,481)		3,621,278

Total liabilities and equity	$3,950,242	$2,330,819	$26,529		$6,307,590

ACCESS MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited, $ in thousands)

		Chesapeake
		Midstream
	Partnership	Operating	Pro Forma		Partnership
	Historical	(a)	Adjustments		Pro Forma
Revenues, including revenue from affiliates	$460,098	$155,295	$(18,802	)(g)	$616,098
			19,507	(h)
Operating Expenses:

Operating expenses, including expenses from affiliates	143,218	83,053	(12,357	)(g)	213,914
Depreciation and amortization expense	120,323	63,105	(9,928	)(g)	187,009
			(2,385	)(i)
			15,894	(j)
General and administrative expense, including expenses from affiliates	38,326	27,682	(6,229	)(g)	59,779
Impairment of property, plant and equipment and other assets	—	2,167	(2,167	)(g)	—

Other operating (income) expense	(433)	(6,444)	6,444	(g)	(433)

Total operating expenses	301,434	169,563	(10,728)		460,269

Operating income (loss)	158,664	(14,268)	11,433		155,829

Other Income(Expense):
Income from unconsolidated affiliates	44,682	49,236	(49,360	)(g)	44,558
Gain/(loss) from sale of investments		1,062,653	(1,062,653	)(g)	—
Interest expense	(46,813)	(1,070)	1,070	(k)	(89,350)
			(42,537	)(l)
Other income (expense)	174	844	(844	)(g)	174

Income(loss) before income tax expense	156,707	1,097,395	(1,142,891)		111,211
Income tax expense	2,507	437,118	(437,118	)(g)	2,507

Net income (loss)	154,200	660,277	(705,773)		108,704

Net (loss) attributable to noncontrolling interest	—	(527)	—		(527)

Net income (loss) attributable to Access Midstream Partners, L.P.	$154,200	$660,804	$(705,773)		$109,231

Limited partner interest in net income
Net income					$109,231
Less general partner interest in net income					4,970

Limited partner interest in net income					$104,261

Net income per common unit—basic and diluted					0.70

Net income per subordinated unit—basic and diluted					0.70

ACCESS MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(Unaudited, $ in thousands)

		Chesapeake
		Midstream
	Partnership	Operating	Pro Forma		Partnership
	Historical	(a)	Adjustments		Pro Forma
Revenues, including revenue from affiliates	$565,929	$220,874	$(74,820	)(m)	$689,840
			(22,143	)(g)
Operating Expenses:
Operating expenses, including expenses from affiliates	176,851	127,641	(33,339	)(m)	262,833
			(8,320	)(g)
Depreciation and amortization expense	136,169	53,611	(11,678	)(m)	202,417
			(5,460	)(g)
			8,583	(i)
			21,192	(j)
General and administrative expense, including expenses from affiliates	40,380	28,949	(7,845	)(m)	59,327
			(2,157	)(g)
Impairment of property, plant and equipment and other assets	—	44,532	(44,532	)(g)	—
Other operating (income) expense	739	(465,922)	465,922	(g)	739

Total operating expenses	354,139	(211,189)	382,366		525,316

Operating income (loss)	211,790	432,063	(479,329)		164,524

Other Income (Expense):
Income from unconsolidated affiliates	433	94,985	42,848	(m)	(1,693)
			(14,230	)(n)
			(30,744	)(o)
			(94,985	)(g)
Interest expense	(14,884)	(1,376)	509	(p)	(90,439)
			867	(k)
			(56,715	)(l)
			(18,840	)(q)
Other Income (Expense)	287	255	(255	)(g)	287

Income(loss) before income tax expense	197,626	525,927	(650,874)		72,679
Income tax expense	3,289	208,139	(208,139	)(g)	3,289

Net income (loss)	$194,337	$317,788	$(442,735)		$69,390

Limited partner interest in net income
Net income					$69,390
Less general partner interest in net income					1,430

Limited partner interest in net income					$67,960

Net income per common unit—basic and diluted					0.49

Net income per subordinated unit – basic and diluted					0.49

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Unaudited, $ in thousands)

1. Basis of presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of CMO and AMS. The unaudited pro forma condensed consolidated financial statements present the impact of the CMO Acquisition, which is described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership’s results of operations, and present the impact of the CMO Acquisition on the unaudited pro forma condensed consolidated financial position.

2. Pro forma adjustments

The following adjustments for the Partnership have been prepared (i) as if the CMO Acquisition and the acquisition of AMS occurred on January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011, (ii) as if the CMO Acquisition occurred on January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2012, and (iii) as if the CMO Acquisition occurred on September 30, 2012, in the case of the unaudited pro forma condensed consolidated balance sheet:

(a)	The historical operating results of CMO, including certain assets and related financial statement impacts that were not acquired by the Partnership.

(b)	Adjustments to the acquired balance sheet for certain CMO assets that were not included in the acquisition.

(c)	True-up necessary to keep general partner at 2% as a result of units issued.

(d)	Adjustments to the acquired balance sheet accounts to reflect the preliminary valuation of gathering systems, customer relationship with CHK intangible asset and net working capital.

(e)	Estimated costs associated with the debt offering.

(f)	The consideration paid by the Partnership for CMO of $2.16 billion consisting of 34,412,796 common units (valued at $1.16 billion) and $1.0 billion in cash that was assumed to be funded with a $1.0 billion notes offering.

(g)	Adjustments to the income of CMO for certain assets that were not included in the acquisition.

(h)	Concurrent with closing the CMO acquisition, the partnership will enter into new gathering contracts effective July 1, 2012, resulting in increased revenues relative to prior contractual arrangements.

(i)	Adjustment to record CMO depreciation expense for the gathering systems acquired to reflect the expense that would have been recorded to the Partnership. For the nine months ended September 30, 2012, depreciation expense would have been approximately $50.8 million. For the year ended December 31, 2011, depreciation expense would have been approximately $42.7 million.

(j)	Amortization of the customer relationship purchased in connection with the CMO acquisition. The intangible asset with CHK is amortized on a straight-line basis over 20 years.

(k)	Elimination of interest expense to reflect debt that was not acquired in the acquisition of CMO.

(l)	Interest at 5.5% for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively, on the assumed notes issuance to fund the CMO Acquisition. A 125 basis point increase in the interest rate would have increased interest expense $9.4 million for the nine months ended September 30, 2012.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Unaudited, $ in thousands)

(m)	Adjustments made to report the operating income of Appalachia Midstream to income from unconsolidated affiliates. Certain assets were not included in the acquisition.

(n)	Adjustment to record Appalachia Midstream depreciation expense for the gathering systems acquired to reflect the expense that would have been recorded to the Partnership. For the twelve months ended December 31, 2011, depreciation expense would have been approximately $14.2 million.

(o)	Amortization of the customer relationship purchased in connection with the Appalachia Midstream Acquisition. The intangible asset is amortized on a straight-line basis over 15 years.

(p)	Elimination of interest expense to reflect debt that was not acquired in the acquisition of Appalachia Midstream.

(q)	Interest at 3.99% for the year ended December 31, 2011, on the debt incurred to fund the Appalachia Midstream Acquisition. The debt is variable, and a 125 basis point increase in the interest rate would have increased interest expense $7.5 million for the year ended December 31, 2011.

3. Pro forma net income per limited partner unit

The Partnership’s net income is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages. The Partnership’s net income allocable to the limited partners is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, if current net income allocable to the limited partners is less than the minimum quarterly distribution, more income is allocated to the common unitholders than the subordinated unitholders for that quarterly period.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the provisions of the limited partnership agreement, to the common and subordinated unitholders by the number of common and subordinated units outstanding. For purposes of this calculation, we assumed that (1) annual pro forma cash distributions were equal to annual pro forma earnings and (2) 3,019,444 general partner units, 78,876,643 common units and 69,076,122 subordinated units were outstanding since the beginning of the periods presented. Because (i) the limited partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on a year-to-date basis in lieu of a quarterly basis, actual cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit.